UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2010
OMEROS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 676-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 30, 2010, Omeros Corporation (“Omeros”) entered into an amendment (the “Amendment”) with Affitech AS (“Affitech”) to the Agreement for Antibody Discovery and Development dated July 25, 2008 (the “Original Agreement”) between the same parties.
     Pursuant to the Original Agreement, Omeros was required to pay to Affitech (1) a low single-digit percentage royalty on any net sales of a product containing a MASP-2 antibody developed by Affitech and (2) up to $10.1 million in milestone payments. Under the terms of the Amendment, Affitech has released Omeros from any future obligations to make royalty or milestone payments. In exchange for such release, Omeros has agreed to pay Affitech $500,000 by April 5, 2010. The parties have also released each other from any further development obligations. The Original Agreement, as modified by the Amendment, remains in force.
     The foregoing description of the Original Agreement as modified by the Amendment is only a summary of the material terms and does not purport to be complete.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	First Amendment to Agreement for Antibody Discovery and Development between the registrant and Affitech AS dated March 30, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION
By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, Chief Medical Officer and Chairman of the Board of Directors

Date: March 30, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment to Agreement for Antibody Discovery and Development between the registrant and Affitech AS dated March 30, 2010